Exhibit 99.1
SEPARATION AGREEMENT AND GENERAL RELEASE
     This Separation Agreement and General Release (the “Separation Agreement”) is made as of the 6th day of June, 2008 by Matthew H. Knight (the “Executive”) and Strategic Diagnostics Inc. (the “Company”).
     WHEREAS, the Executive and the Company are parties to that certain Employment Agreement (the “Employment Agreement”), dated as of September 2, 2003; and
     WHEREAS, the Executive’s employment with and service to the Company shall end effective as of June 6, 2008 (the “Separation Date”);
     WHEREAS, the Employment Agreement provides for certain payments and benefits to be made to Executive in the event of his separation of employment; and
     WHEREAS, the Executive’s separation is amicable and on mutually satisfactory terms.
     NOW THEREFORE, in consideration of the foregoing premises, intending to be legally bound and for other good and valid consideration the sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:
     1. The Executive, for and in consideration of the payments to be made and the benefits to be provided to the Executive by the Company as described in paragraph 5 below, which are required under the terms of the Employment Agreement, and conditioned upon such payments and provisions, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company and each of its past or present subsidiaries and affiliates, its and their past or present officers, directors, shareholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company, or of its past or present subsidiaries or affiliates, and the past or present trustees, administrators, agents, or employees of the pension and employee benefit plans (hereinafter collectively included within the term the “Company”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which the Executive ever had, now have, or hereafter may have, or which the Executive’s heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of the Executive’s employment with the Company to the date of the execution of this Separation Agreement and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Executive’s employment relationship and the termination of the Executive’s employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Delaware Fair Employment Practices Act, any contracts between the Company and the Executive and any common law claims now or hereafter recognized and all claims for counsel fees and costs; provided, however, that the foregoing release shall not apply to any obligations of the Company under this Separation Agreement, any entitlements under the terms of this Separation Agreement or the Employment Agreement or under any other plans or programs of the Company in which the Executive participated and under which the Executive has accrued and become entitled to a benefit other than under any Company separation or severance plan or programs.
     2. Notwithstanding the provisions of paragraph 1 above, the Executive shall be indemnified by the Company as to any liability, cost or expense for which the Executive would have been indemnified during employment or thereafter, in accordance with Section 8 of the Employment Agreement, the Company’s certificate of incorporation, bylaws or any insurance coverages in force for employees, executives or officers of the Company and for actions taken on behalf of the Company within the scope of the Executive’s employment by the Company or within the scope of Executive’s duties as an officer of the Company. It is expressly understood and agreed that Section 8 of the Employment Agreement shall survive Executive’s separation of employment.
     3. Subject to the limitations of paragraph 2 above, the Executive expressly waives all rights afforded by any statute which expressly limits the effect of a release with respect to unknown claims; provided, however, that Executive is not releasing or waiving any claims arising after the date of the execution of this Separation Agreement. The Executive understands the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims.
     4. The Executive’s employment by the Company was permanently and irrevocably severed on the Separation Date and the Company has no obligation, contractual or otherwise to the Executive to hire, rehire or reemploy the Executive in the future. The Executive acknowledges that the terms of the Employment Agreement provide the Executive with payments and benefits which are in addition to any amounts to which the Executive otherwise would have been entitled.
     5. Following the Executive’s execution of this Separation Agreement, the Company shall provide the following payments and benefits to Executive:
          (a) The Executive shall continue to receive an amount equal to the Executive’s monthly base salary (calculated based on an annual rate of base salary of $340,000) for the period beginning on the date hereof and ended on August 5, 2009 (the “Severance Period”).
          (b) The Executive shall receive an amount of $151,885.25, payable in cash as a prorated portion of the target annual management incentive award for which he was eligible for 2008. Payment shall be made following the end of calendar year 2008, but no later than March 15, 2009.
          (c) The Executive shall receive an amount of $50,628.42, payable at the option of the Company in cash or in shares of the Company’s common stock, $0.01 par value (the “Common Stock”), as a prorated portion of that portion of the target long-term incentive compensation award for which he was eligible with respect to 2008. Payment shall be made following the end of calendar year 2008, but no later than March 15, 2009.

          (d) The Executive shall receive, promptly following the Separation Date, an amount in cash equal to $7,192.00, which shall constitute payment for all accrued and unused vacation time to which the Executive was entitled as of the Separation Date.
          (e) Provided that the Executive timely elects COBRA continuation coverage under the Company’s group health plan, the Executive shall receive continued coverage under the Company’s group health plan until the last day of the month in which the Severance Period ends, at the level in effect on the Separation Date (or generally comparable coverage) for the Executive and the Executive’s spouse and dependents, as the same may be changed by the Company from time to time for employees generally, as if the Executive had continued in employment during such period. Thereafter, the Executive understands that the Executive may continue COBRA coverage through the remainder of the COBRA continuation period at the Executive’s sole expense. The COBRA health care continuation coverage period under section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), shall run concurrently with the Severance Period.
          (f) The Company shall reimburse the Executive for all business related expenses incurred by Executive prior to the Separation Date for which Executive has not yet been reimbursed. Such reimbursement shall be made to Executive within thirty (30) days of Executive’s submission of such expenses to the Company.
     6. (a) This Separation Agreement is intended to comply with the requirements of section 409A of the Code, and specifically, with the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) and the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), and shall in all respects be administered in accordance with section 409A of the Code. If any payment or benefit hereunder cannot be provided or made at the time specified herein without incurring sanctions on the Executive under section 409A of the Code, then such payment or benefit shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Separation Agreement may only be made upon a “separation from service” (within the meaning of such term under section 409A of the Code), each payment made under this Separation Agreement shall be treated as a separate payment, the right to a series of installment payments under this Separation Agreement is to be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under this Separation Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. To the extent that any payment provided for hereunder would be subject to additional tax under section 409A of the Code, or would cause the administration of this Separation Agreement to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law, and any such amount shall be payable in accordance with 6(b) below. In no event shall the Executive, directly or indirectly, designate the calendar year of payment.
          (b) Notwithstanding anything herein to the contrary, if it is necessary to postpone the commencement of any payments or benefits otherwise payable under this

Separation Agreement as a result of the Executive’s separation from service with the Company to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Executive) that are not otherwise paid within the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) and the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six months following the Executive’s separation of service with the Company. If any payments are postponed due to such requirements, such postponed amounts will be paid to the Executive in a lump sum on the first payroll date that occurs after the date that is six months following the Executive’s separation of service with the Company. If the Executive dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Executive’s estate within 60 days after the date of the Executive’s death.
          (c) All reimbursements provided under this Separation Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement shall be for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Separation Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.
     7. The Executive hereby agrees and acknowledges that the payments and benefits provided by the Company are to bring about an amicable resolution of the Executive’s employment arrangements and are not to be construed as an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by the Company and that the Employment Agreement was, and this Separation Agreement is, executed voluntarily to provide an amicable resolution of the Executive’s employment relationship with the Company.
     8. The Executive hereby acknowledges that nothing in this Separation Agreement shall prohibit or restrict the Executive from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.
     9. The Executive hereby certifies that the Executive has read the terms of this Separation Agreement, that the Executive has been advised by the Company to discuss it with the Executive’s attorney, that the Executive has received the advice of counsel and that the Executive understands its terms and effects. The Executive acknowledges, further, that the Executive is executing this Separation Agreement of the Executive’s own volition with a full understanding of its terms and effects and with the intention of releasing all claims recited herein in exchange for the consideration described herein, which the Executive acknowledges is adequate and satisfactory to the Executive. None of the above named parties, nor their agents, representatives or attorneys has made any representations to the Executive concerning the terms or effects of this Separation Agreement other than those contained herein.
     10. The Executive hereby acknowledge that the Executive has been informed that the Executive has the right to consider this Separation Agreement for a period of 21 days prior to execution. The Executive also understands that the Executive has the right to revoke this Separation Agreement for a period of seven days following execution by giving written notice to the Company at 111 Pencader Drive, Newark, Delaware 19702, Attention: Stanley Fronczkowski.
     11. The Executive hereby further acknowledges that the terms of Section 14 of the Employment Agreement continue to apply for the balance of the time periods provided therein and that the Executive will abide by and fully perform such obligations; provided, that the time period referenced in Section 14(d) shall be shortened from two years following the Separation Date to the period ending on the last day of the Severance Period.
     12. The Executive agrees not to disparage the Company or any of its affiliates, officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided, that the Executive will respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company (on behalf of itself, and its affiliates, officers, directors, employees, shareholders and agents) agrees not to disparage the Executive in any manner likely to be harmful to the Executive’s business reputation or personal reputation; provided, that the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.
     13. On or after the date that is 90 days after the Separation Date, the Company will, upon receiving a certification from the Executive that he is not at such time, and has not since in the 90 days prior to the date of such certification been, an “affiliate” of the Company, as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”), cause to be removed from the certificates for any shares of Common Stock owned by the Executive any “restrictive legend” relating to compliance with the Securities Act.
     14. During the Severance Period, the Executive shall make himself available from time to time, on the reasonable request of the Company, to consult with the Company with respect to management and financial matters regarding the Company and relating to the period of the Executive’s employment with the Company. In connection with providing such consultation, the Executive shall conduct himself as an independent contractor of the Company and shall not, under any circumstances, create or purport to create any obligation on behalf of the Company. In providing such consultation, the Executive may be provided with information concerning the business strategy and operations of the Company, and in such case, shall keep such information confidential.

     15. The Executive confirms, and the Company acknowledges, that the Executive has returned all Company property, including without limitation, the Executive’s cellular phone, corporate credit card, building access cards and laptop computer.
     16. The parties acknowledge and agree that the arbitration provision contained in Section 23 of the Employment Agreement survives Executive’s separation of employment, applies to any dispute arising under the terms of this Separation Agreement and is incorporated fully herein by reference.
     IN WITNESS WHEREOF, the Executive and the Company have executed this Separation Agreement as of the day and year first above written.

STRATEGIC DIAGNOSTICS INC.

By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: Chief Executive Officer

/s/ Matthew H. Knight

MATTHEW H. KNIGHT

6